UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INSPRO TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction is estimated to apply:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INSPRO TECHNOLOGIES CORPORATION

1510 Chester Pike, 400 Baldwin Tower

Eddystone, Pennsylvania 19022

IMPORTANT NOTICE FROM INSPRO TECHNOLOGIES CORPORATION

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 30, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original Notice and Proxy Statement (the “Proxy Statement”) of InsPro Technologies Corporation (the “Company”), dated March 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on March 30, 2020. This Notice is being filed with the Securities and Exchange Commission (“SEC”) and is being made available to stockholders on or about March 19, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY
STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 30, 2020

To the Stockholders of Inspro Technologies Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Special Meeting of Stockholders (the “Special Meeting”) of InsPro Technologies Corporation (the “Company”) has been changed. As previously announced, the Special Meeting will be held on March 30, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns, the Special Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Special Meeting physically in person.

As described in the proxy materials for the Special Meeting previously distributed, you are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on February 26, 2020, the record date, or hold a legal proxy for the Special Meeting provided by your bank, broker, or other holder of record. To participate in the Special Meeting at www.virtualshareholdermeeting.com/ITCC2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the Special Meeting website during the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

Sincerely,

/s/ Donald R. Caldwell

Donald R. Caldwell

Chairman of the Board of Directors

March 19, 2020

The Special Meeting on March 30, 2020 at 10:00 a.m. Eastern Time will be accessible at www.virtualshareholdermeeting.com/ITCC2020. The Company’s proxy statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 are available on the EDGAR database on the SEC’s website at www.sec.gov/edgar.shtml. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Additional Information and Where You Can Find It

In connection with the proposed transaction between Majesco and InsPro Technologies, Majesco and InsPro Technologies filed relevant materials with the SEC, including a definitive proxy statement of InsPro Technologies, filed with the SEC on March 2, 2020 and mailed to InsPro Technologies stockholders on or about March 4, 2020. Majesco and InsPro Technologies will each also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INSPRO TECHNOLOGIES, MAJESCO AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC (when they become available) by Majesco or InsPro Technologies through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by InsPro Technologies will be available free of charge on InsPro Technologies’ website at https://www.inspro.com/ or by contacting Anthony R. Verdi, Chief Executive Officer, InsPro Technologies Corporation, at 1510 Chester Pike, Suite 400 Baldwin Tower, Eddystone, PA 19022 or by e-mail at info@inspro.com. Copies of documents filed with the SEC by Majesco will also be available free of charge on Majesco’s website at http://www.Majesco.com/ or by contacting Lori Stanley, General Counsel, 412 Mount Kemble Avenue, Suite 110C, Morristown, NJ 07960, or by e-mail at lori.stanley@majesco.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Majesco, InsPro Technologies, their respective directors and certain of their respective executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. INFORMATION REGARDING THE PARTICIPANTS IN THE PROXY SOLICITATIONS, INCLUDING INSPRO TECHNOLOGIES’ AND MAJESCO’S DIRECTORS AND EXECUTIVE OFFICERS, AND A MORE COMPLETE DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IN THE PROPOSED TRANSACTION, BY SECURITY HOLDINGS OR OTHERWISE, ARE CONTAINED IN THE PROXY STATEMENT AND WILL BE CONTAINED IN OTHER RELEVANT MATERIALS TO BE FILED BY INSPRO TECHNOLOGIES AND MAJESCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE. These documents can be obtained free of charge from the respective sources indicated above.

This communication does not constitute the solicitation of any vote or approval.